UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2026

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01211	81-2621577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603
Palm Beach Gardens, Florida		33410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 375-3006

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GECC	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market
8.125% Notes due 2029	GECCH	Nasdaq Global Market
7.75% Notes due 2030	GECCG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2026, Great Elm Capital Corp. ("we," "us," "our" or the "Company") issued the press release furnished as exhibit 99.1 to this report.

The foregoing information (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, the Company's board of directors appointed Jason W. Reese to serve as the Company’s Chief Executive Officer effective immediately following the filing of the Company’s Form 10-Q for the period ended March 31, 2026. Upon Mr. Reese's assumption of this role, Matt Kaplan, who was appointed President and Chief Executive Officer of the Company effective March 4, 2022, concluded his service as the Company's President and Chief Executive Officer. This decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures. Mr. Kaplan will remain with the Company’s external investment adviser, Great Elm Capital Management, LLC (“GECM”), as a portfolio manager.

Mr. Reese will not receive compensation from the Company for his service as Chief Executive Officer.

Mr. Reese, 60, is the Co-Founder, Chairman and CEO of Imperial Capital Asset Management, LLC (“ICAM”) and the Co-Founder of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer. During his time at Imperial Capital, Mr. Reese formed Monomoy Properties REIT, LLC in 2014, focusing on the Industrial Outdoor Storage sector and continues to serve on the Board of Directors. Mr. Reese is also a founding member of City Ventures, LLC, a California-based private home builder, and has served on the Board of Directors since its inception in 2009. Prior to Imperial Capital, Mr. Reese was a principal with Gordon Investment Corporation (“Gordon”), a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.

Mr. Reese also serves a member of the investment committee of GECM, and as CEO and Chairman of the board of directors Great Elm Group, Inc. (“GEG”), the parent company of GECM. GEG owns approximately 9.7% of our common stock as of the date hereof.

We have entered into various agreements with GEG and GECM, including a license agreement with GEG and our Investment Management Agreement and our Administration Agreement with GECM, each as disclosed in our Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

GECM has also entered into the Shared Services Agreement, pursuant to which ICAM makes available to GECM certain back-office employees of ICAM to provide services to GECM in exchange for reimbursement by GECM of the allocated portion of such employees’ time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report but shall not be deemed filed:

Exhibit Number	Description
99.1	Earnings Press Release, dated May 4, 2026.
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Elm Capital Corp.

Date:	May 4, 2026	By:	/s/ Keri Davis
Keri Davis Chief Financial Officer